Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying annual Report on Form 10-K of Net Profits Ten. for the year ended December 31, 2010, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the annual Report on Form 10-K of Net Ten Profits. for the year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the annual Report on Form 10-K for the year ended December 31, 2010, fairly presents in all material respects, the financial condition and results of operations of Net Ten Profits

By:	/s/Gilad David

Name:	Gilad David

Title:	Principal Executive Officer and Director

Date:	March 31, 2011

By:	/s/ Fouad Dasuka

Name:	Fouad Dasuka

Title:	Principal Executive Officer, Principal Accounting Officer and Director

Date:	March 31, 2011